Exhibit 99.1

For Release: Immediate – Monday, July 17, 2023

Pioneer Expands Wealth Management Division, Exceeds $1 Billion in Assets

Under Management, With Acquisition of Hudson Financial LLC

Addition of respected independent advisory firm accelerates rapid growth of

Pioneer Wealth Management, further broadens Pioneer’s recognition as ‘More Than a Bank’

Albany, NY – Pioneer, a leading financial institution in New York’s Capital Region, today announced it has acquired Hudson Financial LLC, an independent advisory firm based in Hudson, NY. Through this expansion, Pioneer’s Wealth Management division increases its portfolio of assets under management to more than $1 billion, gains proven financial expertise, and broadens the recognition of Pioneer as “More Than a Bank.”

This acquisition further accelerates the rapid growth of Pioneer Wealth Management, with assets under management rising sharply from $30 million in 2015 to now exceed $1 billion. With a portfolio that includes $225 million in assets under management, Hudson Financial has provided investment management and strategic wealth planning services for individuals, families and businesses for more than 15 years.

“Pioneer is committed to providing a wide range of seamless, integrated products and services under one roof that enable people, families, and businesses to achieve their financial goals,” said Pioneer President and CEO Tom Amell. “The smart and sustained growth of Pioneer Wealth Management, enhanced by the addition of respected, successful and like-minded institution Hudson Financial, represents further momentum in our mission of being ‘More Than a Bank.’”

“We are thrilled to join an organization firmly focused on serving the best interests of its clients and community,” said James Armstrong, Managing Partner of Hudson Financial. “I’m energized by Pioneer’s resolute commitment to long-term support and stewardship, and excited to give clients access to a broader suite of proactive financial solutions that put them on the path to financial independence.”

As part of Pioneer Wealth Management, Hudson Financial will retain its employees, maintain its office in Hudson, and continue to utilize LPL Financial, the nation’s largest independent broker-dealer. The firm will now be known as Hudson Financial, a subdivision of Pioneer Wealth Management.

“We are delighted to welcome the outstanding professionals at Hudson Financial to our exceptional team at Pioneer Wealth Management,” said Joseph Geis, Vice President of Pioneer Wealth Management. “With demonstrated expertise in financial services, a strong commitment to its clients, and a steadfast focus on integrity, Hudson Financial is perfectly aligned with Pioneer’s core values. They will be a tremendous partner as Pioneer Wealth Management continues its rapid growth.”

As a subdivision of Pioneer Wealth Management, Hudson Financial will reinforce and expand its capabilities in its core areas of expertise: investment management, including asset allocation, income strategies and tax-advantaged investments; retirement planning, including pre-retirement savings plans, retirement plan evaluation and retirement income planning; college planning, including education savings strategies and 529 plans; and estate planning, including asset and wealth transfer, and beneficiary review.

About Pioneer

Pioneer Bancorp, Inc. (NASDAQ: PBFS), is a bank holding company whose wholly owned subsidiary is Pioneer Bank (the “Bank”) with over $1.8 billion in assets. The Bank is a New York State chartered savings bank whose wholly owned subsidiaries are Pioneer Commercial Bank, Anchor Agency, Inc. and Pioneer Financial Services, Inc. Pioneer provides diversified financial services through the Bank and its subsidiaries, with 22 offices in the Capital Region of New York State, and offers a broad array of deposit, lending, and other financial services to individuals, businesses, and municipalities. For more information on Pioneer, please visit www.pioneerny.com.

About Hudson Financial, a Subdivision of Pioneer Wealth Management

Dedicated to providing investment management and strategic wealth planning specific to each individual situation, Hudson Financial strives to be a trusted advisor for every client. Strengthened by the expertise and resources of Pioneer Wealth Management, our primary focus is to provide unbiased opinions designed to achieve long-term investment results. For more information, please visit www.hudsonfinancial.net.

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our annual report on Form 10-K for the fiscal year ended June 30, 2022, under the heading “Risk Factors” and other filings made with the Securities and Exchange Commission (the “SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Contact:

Schuyler Bull, Vice President-Marketing, Pioneer

(518) 730-3325 | bulls@pioneerny.com

-OR-

Steve Janack, Principal, The Janack Group

(518) 810-8050 | steve@thejanackgroup.com